EXHIBIT 99.1

NEWS RELEASE

CONTACT:
Jean Fontana
646-277-1214
(Jean.Fontana@icrinc.com)

Stage Stores Announces Total Company Conversion to Off-Price

HOUSTON, TX, September 17, 2019 - Stage Stores, Inc. (NYSE: SSI) today announced plans to convert substantially all its stores to off-price. Based on the success of the conversion strategy, the Company plans to begin converting its remaining department stores in February of 2020, and expects to be operating approximately 700 predominately small-market Gordmans off-price stores by the third quarter of fiscal 2020. A limited number of stores may continue to operate under their existing department store nameplates until closure is permitted by lease. The Company plans to close approximately 40 stores during fiscal 2020. Capital spend in fiscal 2020, inclusive of all conversion activities, is expected to be approximately $30 million.

“We are excited about our future as we fully transition to an off-price business model,” said Michael Glazer, Chief Executive Officer. “Since 2018, we have converted 98 department stores to off-price, including 17 small market conversions which are grand opening today in Michigan, Pennsylvania, Ohio, Kentucky, and Tennessee. Compared to their performance as a department store, off-price conversions have consistently delivered higher sales with less inventory, similar retail margins, and lower SG&A. Additionally, with the success of our recent tests of lower cost conversions, we are able to execute our fiscal 2020 conversion strategy while maintaining our capital spend in line with fiscal years 2018 and 2019.

The performance of our converted stores clearly demonstrate that this strategy is working, as evidenced by our positive second quarter comparable sales momentum which has accelerated during the third quarter. Our future is bright and we are grateful to our dedicated associates and vendor partners for their continued support during our transformation. We believe this pivot from department stores to off-price will increase shareholder value and drive sustainable growth.”

About Stage Stores
Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods.  As of September 17, 2019, the company operates in 42 states through 625

BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES, and STAGE specialty department stores and 158 GORDMANS off-price stores, as well as an e-commerce website at www.stage.com.  For more information about Stage Stores, visit the company’s website at corporate.stage.com.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the company and its customers, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in its public announcements and SEC filings.